Exhibit 99.1

NuZee, Inc. Announces Receipt of NASDAQ Notification

VISTA, California, January 26, 2024 /PRNewswire/ — NuZee, Inc. (NASDAQ: NUZE), a leading coffee co-packing and technology company, today announced that it has received a notice (the “Notice”) from the Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that the Company’s stockholders’ equity as reported in its Annual Report on Form 10-K for the period ended September 30, 2023 (“Form 10-K”), did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1) for the Nasdaq Capital Market, which requires that a listed company’s stockholders’ equity be at least $2,500,000. In its Form 10-K, the Company reported stockholders’ equity of $1,674,357, and, as a result, does not currently satisfy Nasdaq Marketplace Rule 5550(b)(1).

The Notice has no immediate effect on the Company’s listing on the Nasdaq Capital Market. In accordance with Nasdaq rules, the Company has 45 calendar days from the date of the notification to submit a plan to regain compliance with Nasdaq Listing Rule 5550(b)(1). The Company intends to submit a compliance plan within 45 days of the date of the notification and will evaluate available options to resolve the deficiency and regain compliance. If the Company’s compliance plan is accepted, the Company may be granted up to 180 calendar days from January 23, 2024 to evidence compliance.

The company intends to regain compliance within the applicable compliance period and is preparing a compliance plan to submit to Nasdaq.

About NuZee

NuZee, Inc., (NASDAQ: NUZE), is a leading co-packing company for single-serve coffee formats that partners with companies to help them expand within the single-serve and private label coffee category. Providing end-to-end innovative and sustainable solutions with the flexibility and capacity for both small roasters and large global brands, NuZee is revolutionizing the way single-serve coffee is enjoyed in the U.S. Through the brand’s unique process, NuZee fulfills every aspect of co-packing needs, from sourcing, roasting and blending, to packing and packaging.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, NuZee’s beliefs, plans, goals, objectives, expectations, assumptions, estimates, intentions, future performance, other statements that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. NuZee cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect NuZee’s current expectations and NuZee does not undertake to update or revise these forward-looking statements except as required by law, even if experience or future changes make it clear that any projected results expressed or implied in this or other NuZee statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond NuZee’s control, which could cause actual results to differ materially from the forward-looking statements. Statements related to, among other things, the consummation of the offering of common stock and potential changes in market conditions constitute forward-looking statements. These risks and uncertainties, many of which are beyond our control, include: NuZee’s plan to obtain funding for its operations, including funding necessary to develop, manufacture and commercialize its products; the impact to NuZee’s business from COVID-19 global crisis; general market acceptance of and demand for NuZee’s products; and NuZee’s commercialization, marketing and manufacturing capabilities and strategy; for description of additional factors that may cause NuZee’s actual results, performance or expectations to differ from any forward looking statements, please review the information set forth in the ‘Risk Factors’ and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of NuZee’s public reports and NuZee’s other filings made with the SEC.

SOURCE NuZee, Inc.

Contact:

IR@Nuzeeusa.com